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                             PARTICIPATION AGREEMENT

                                      Among

                       OPPENHEIMER VARIABLE ACCOUNT FUNDS,

                             OPPENHEIMERFUNDS, INC.

                       FORETHOUGHT LIFE INSURANCE COMPANY

                                       And

                         FORETHOUGHT DISTRIBUTORS, LLC.

          THIS AGREEMENT (the "Agreement"), made and entered into as of the 30th day of October, 2015 by and among Forethought Life Insurance Company, an Indiana corporation (hereinafter the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement, as may be amended from time to time by mutual consent (hereinafter collectively the "Accounts"), Forethought Distributors, LLC, a Delaware corporation (herein the "Company's Distributor") Oppenheimer Variable Account Funds (hereinafter the "Fund"), and OppenheimerFunds, Inc. (hereinafter the "Adviser").

          WHEREAS, the Fund is an open-end management investment company and is available to act as the investment vehicle for separate accounts now in existence or to be established at any date hereafter for variable life insurance policies, variable annuity contracts and other tax-deferred products (collectively, the "Variable Insurance Products") offered by life insurance companies (hereinafter "Participating Insurance Companies");

          WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio", and each representing the interests in a particular managed pool of securities and other assets;

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          WHEREAS, the Fund has obtained an order from the Securities and
Exchange Commission (the "SEC"), dated July 16, 1986 (File No. 812-6324) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Mixed and Shared Funding Exemptive Order");

          WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and each class of shares of the Portfolios of the Fund is registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act");

          WHEREAS, the Adviser is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended, and any applicable state securities laws and serves as the investment adviser to the Fund;

          WHEREAS, the Company has registered or will register certain variable annuity and/or life insurance contracts under the 1933 Act (hereinafter "Contracts") (unless an exemption from registration is available);

          WHEREAS, the Accounts are or will be duly organized, validly existing segregated asset accounts under applicable insurance law, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable contracts (the Separate Account(s) covered by the Agreement are specified in Schedule 1 attached hereto, as may be modified by mutual consent from time to time);

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          WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless an exclusion from registration is available);

          WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios (the Portfolios covered by this Agreement are specified in Schedule 2 attached hereto as may be modified by mutual consent from time to time), on behalf of the Accounts to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and

          NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Adviser and the Company agree as follows:

ARTICLE I.   PURCHASE AND REDEMPTION OF FUND SHARES

               1.1. The Fund agrees to make available to the Company for purchase on behalf of the Accounts those shares of a Portfolio of the Fund which the Company orders on behalf of the Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for such shares, as established in accordance with the provisions of the then current prospectus of the Fund.

               1.2. The Fund will not sell shares of any Portfolio to any other Participating Insurance Company separate account unless an agreement containing provisions similar in substance to Sections 2.1 and 2.2 of Article II, Sections 3.8 and 3.9 (other than the provision requiring the Fund to provide voting standards) of Article III and Article V of this Agreement is in effect to govern such sales, it being agreed and understood by Company and the Fund that this provision is not intended to prevent the Fund from selling its shares to any potential investor whose purchase of shares does not render the shares of the Fund or any Portfolio ineligible for continued or additional investment by the Company and its Account(s), and it being further understood and agreed by the Company and the Fund that

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   this provision shall apply prospectively to participation agreements that the
   Fund enters into on or after the date hereof.

               1.3. The Company shall be the designee of the Fund for receipt of purchase orders and requests for redemptions or exchanges of shares of a Portfolio ("Instructions"). The Business Day on which such Instructions are received in proper form by the Company and time stamped by the Company by the close of trading will be the date and time as of which Portfolio shares shall be deemed purchased, exchanged or redeemed as a result of such Instructions; provided that the Fund receives such Instructions by 9:30 a.m. Eastern Time on the next following business day. Instructions received in proper form by the Company and time stamped after the close of trading on any given Business Day or received by the Fund after 9:30 a.m. Eastern Time on the next following business day shall be treated as if received on the next following Business Day. The Company warrants that all orders transmitted to the Fund by 9:30 a.m. Eastern Time on a Business Day were received by the Company in proper form and time stamped prior to the close of trading on the prior Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC and its current prospectus.

     The Fund shall calculate the net asset value per share of each Portfolio on each Business Day, and shall communicate these net asset values to the Company or its designee on a daily basis as soon as reasonably practicable after the calculation is completed (normally by 6:30 p.m. Eastern time). If the Fund is unable to meet the 6:30 p.m. time stated herein, the Fund shall provide additional time equal to the additional time it takes the Fund to make the net asset value

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available to the Company for the Company to place orders for the purchase and redemption of shares and make any applicable purchase payments.

     The Company shall submit payment for the purchase of shares of a Portfolio in federal funds transmitted by wire to the Fund or to its designated custodian, which must receive such wires no later than the close of the Federal Reserve Bank of New York, which is 6:00 p.m. Eastern time, on the Business Day following the Business Day for which such purchase orders have been placed.

     Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Portfolio shares purchased from the Fund will be recorded in the name of the appropriate Account or the appropriate subaccount of each Account.

     The Fund shall furnish, on or before the declaration date, notice to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and the Company reserves the right to change this election in the future. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

     A. If the Fund provides materially incorrect share net asset value information through no fault of the Company, that requires a correction the Accounts shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share to the extent necessary to make the separate account or underlying Contract whole.

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     B.   Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery.

          1. The Fund, or Adviser shall reimburse the Company for any amount that the Company is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due directly to the Fund's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. In no event will Fund, Adviser or any affiliate be liable to Company, or any third party for any consequential, incidental, special or indirect damages resulting from the Fund's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate (including but not limited to lost profits) even if Fund or Adviser has been advised of the possibility of such losses.

          2. Should a material miscalculation by the Fund or its agents result in a gain to the Company, subject to the immediately following sentence, the Company shall immediately reimburse the Fund, the applicable Series or its agents for any material losses incurred by the Fund or its agents as a result of the incorrect calculation. Should a material miscalculation by the Fund or its agents result in a gain for Contract owners, the Company will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund or its agents. The Company shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund or its agents; provided, however, the Company shall not be obligated to initiate or otherwise pursue any legal action against Contract owners for any such reimbursements.

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          3.   The Fund shall reimburse the Company for mutually agreed upon reasonable expenses incurred by the Company in resolving a net asset value error including any mutually agreed upon administrative costs incurred by the Company in resolving the error.

             1.4. The Fund agrees to make Portfolio shares available for purchase by the Company for their separate Accounts listed in Schedule 1 on those days on which a Portfolio calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Fund (hereinafter the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of any Portfolio (including without limitation purchase orders that individually or together with other contemporaneous orders pursuant to this agreement represent large transactions in shares of any Portfolio held for a relatively brief period of time). Such shares shall be purchased at the applicable net asset value per share, increased by any initial sales charge, if the Fund's prospectus then in effect imposes such a charge on such purchases. Without limiting the foregoing, the Fund and the Fund's transfer agent may take such other action (including, without limitation, rejecting specific purchase orders) as they deem necessary to reduce, discourage or eliminate market timing activity. The Company agrees to cooperate with the Fund and the Adviser to assist in the implementation of the Fund's restrictions on purchase, redemption and exchange activity that follows a market timing pattern, including but not limited to providing information on Contract owner transactions, holdings and other information as may

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   reasonably be requested by the Fund, the Adviser or their duly authorized representatives. Nothing herein, nor any action by the Company, shall be construed as, or infer that the Company has undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund policies.

             1.5. The Fund agrees to redeem or exchange, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, reduced by any redemption fee or deferred sales charge, if the Fund's prospectus in effect as of the date of such redemption imposes such a fee or charge on such redemptions. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives written (or facsimile) notice of such request for redemption by 9:30 a.m. Eastern Time on the next following Business Day; however the Company undertakes to use its best efforts to provide such notice to the Fund by no later than 9:00 A.M. Eastern time on the next following Business Day. Payment shall be made within the time period specified in the Fund's prospectus or statement of additional information ("SAI"), provided, however, that in no event shall payment be delayed for a greater period than is permitted by the 1940 Act. In the event the Fund does not pay for the Fund shares that are redeemed on the next Business Day after a request to redeem shares is made, then the Fund shall apply any such delay in redemptions uniformly to all records holders of shares of that Portfolio. Payment shall be in federal funds transmitted by wire to the Company's bank accounts as designated by the Company in writing from time to time. The Company further agrees to provide Fund, the Adviser, and their duly appointed agents

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   with reasonable access to its records, during Company's normal business hours, related to Company's obligations under this agreement, to enable the Fund or Adviser to: a) comply with any request of a board of trustees of a Fund, a government body or self-regulatory organization; (b) make required regulatory reports; (c) perform required Fund or shareholder supervision; (d) audit Company's information, controls and procedures designed to fulfill its duties and responsibilities under the Agreement. In the event Company may in the future obtain a SSAE 16 type II report or other standard auditors report Company will provide such report to the Fund or the Adviser upon request.

             1.6. The Company agrees to purchase and redeem the shares of the Portfolios named in Schedule 2 offered by the then current prospectus and SAI of the Fund in accordance with the provisions of such prospectus and SAI.

             1.7 Notwithstanding any contrary terms in the Agreement, if transactions in Funds are to be processed through the National Securities Clearing Corporation's ("NSCC") Mutual Fund Settlement, Entry and Registration Verification (Fund/SERV) system, then both Company and Adviser shall be bound by the terms of the Fund/SERV Agreement filed by each with the NSCC. Company and Adviser each shall perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV. Any information transmitted through the applicable Networking Matrix Level by any party to the other party pursuant to this Agreement must be accurate, complete, and in the format prescribed by the NSCC. Each party, shall adopt, implement and maintain procedures reasonably designed to ensure compliance with this Section 1.7 and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

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ARTICLE II. REPRESENTATIONS AND WARRANTIES

             2.1. The Company represents and warrants that the securities deemed to be issued by the Accounts under the Contracts are or, prior to any issuance or sale will be, registered under the 1933 Act (unless an exemption from registration is available) and, that the Contracts will be issued in material compliance with all applicable federal and state laws and regulations. The Company represents and warrants that the underwriter for the individual variable annuity and the variable life policies is or shall be a member is good standing of Financial Industry Regulatory Authority ("FINRA") and is or shall be a registered broker-dealer with the SEC at such time as it acts as underwriter for the policies. The Company further represents and warrants that it is an insurance company duly organized and in good standing under the Indiana Insurance Code and that it has legally and validly established the Accounts prior to the issuance or sale of units thereof as a segregated asset account under applicable insurance law and has registered the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless an exclusion from registration is available) to serve as segregated investment accounts for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding or until registration is no longer required under federal and state securities laws. The Company shall amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale in accordance with the

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   securities laws of the various states only if and to the extent deemed necessary by the Company.

             2.2. The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued thereunder, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that the Accounts are a "segregated asset accounts" and that interests in the Accounts are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under
   Section 817 of the Code and the regulations issued thereunder and any amendments or other modifications to such section or such regulations (and any revenue rulings, revenue procedures, notices and other published announcements of the Internal Revenue Service interpreting these provisions). The Company shall continue to meet such definitional requirements, and it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that any Fund shares purchased with assets derived from tax-qualified retirement plans will only be purchased through Contracts purchased in connection with such plans.

             2.3. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance and sold in material compliance with applicable state and federal law and that the Fund is and

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   shall remain registered under the 1940 Act for as long as the Fund shares are sold. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

             2.4. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund represents and warrants that each Portfolio of the Fund will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these provisions). In the event the Fund should fail to so qualify, it will take all reasonable steps (a) to promptly notify the Company of such breach and (b) to resume compliance with such diversification requirement within the grace period afforded by Treasury Regulation 1.817.5. The Fund and Adviser represent that each Portfolio is qualified as a Regulated Investment Company under Subchapter M of the Code and that it will maintain such qualification (under Subchapter M or any successor provision), and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. If a Fund fails to achieve compliance with Section 817(h) within the grace period the Fund will reimburse the Company for all mutually agreed upon reasonable expenses resulting to the Company.

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             2.5.   Certain of the Funds have adopted distribution plans under
   Rule 12b-1 of the 1940 Act (12b-1 Plan) pursuant to which the Funds may compensate firms for personal services, account maintenance services and/or any distribution assistance provided ("12b-1 Services"). If the Contracts purchase shares of a series and class of the Fund that have adopted a 12b-1 Plan, the Fund's distributor will pay the Company's Distributor for 12b-1 Services subject to the limitations set forth in the applicable Fund's prospectus, Statement of Additional Information, and 12b-1 Plan, and such payment may be reduced revised or terminated altogether at any time at the discretion of the Fund's Trustees. The Company's Distributor agrees to provide the Trustees any information as may be reasonably necessary for the Trustees to review the Fund's 12b-1 Plan or Plans, to determine whether such fees were used for purposes consistent with the purposes of Rule 12b-1.The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply with applicable provisions of the 1940 Act.

             2.6. The Adviser represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance with any applicable state and federal securities laws.

             2.7. The Fund and Adviser each represent and warrant that all of its respective directors, trustees, officers, employees, investment advisers, and transfer agent of the Fund are and shall continue to be at all times covered by a blanket fidelity bond (which may, at the Fund's election, be in the form of a joint insured bond) or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by
   Section 17(g) and Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and

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   embezzlement and shall be issued by a reputable insurance company. The
   Adviser agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Company in the event that such coverage no longer applies.

             2.8. The Company represents and warrants that all of its directors, officers, employees, agents, investment advisers, and other individuals and entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than the equivalent of U.S. $10 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable insurance company. The Company agrees that any amount received under such bond in connection with claims that derive from arrangements described in this Agreement will be paid by the Company for the benefit of the Fund. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Adviser in the event that such coverage no longer applies.

             2.9. The Fund and the Adviser represent that they will make a good faith effort to furnish information to the Company about the Fund not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state.

     The Company undertakes and agrees to comply, and to take full responsibility in complying with any and all laws, regulations, protocols and other requirements relating to money laundering, both United States and foreign, including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA

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Patriot Act), hereinafter, collectively with the rules, regulations and orders promulgated thereunder (the "Patriot Act") and any requirements and/or requests in connection therewith, made by regulatory authorities, the Fund or their duly appointed agents, either generally or in respect of a specific transaction, and/or in the context of a "primary money laundering concern" as defined in the Patriot Act. The Company agrees as a condition precedent to any transaction taking or continuing to be in effect under this Agreement, to comply with any and all anti-money laundering laws, regulations, orders or requirements, and without prejudice to the generality of the above, to provide the Fund or its duly appointed agents, with necessary reports and information for the Fund or its agents to fulfill their obligations, if any, under the Patriot Act for the purposes of the Fund or other third parties complying with any and all anti-money laundering requirements imposed by the Patriot Act. The Company agrees to file Currency Transaction Reports and/or Suspicious Activity Reports with regulatory authorities. In the event reports and information deemed satisfactory by the Fund are not received within a reasonable time period from the date of the request, the Fund reserve the right to reject any transaction and/or cease to transact with the Company and/or the Accounts.

     Further, the Company represent that the Company has not received notice of, and to the Company's knowledge, there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that the Company is not or has not been in compliance with the Patriot Act, and the rules and regulations promulgated thereunder.

               2.10. The Company, the Fund and the Adviser each agree to notify the others immediately upon having a reasonable basis for believing that any of these representations and warranties are no longer true or accurate to a material extent.

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          2.12   The Company shall maintain and enforce policies and procedures reasonably designed to ensure that Portfolio share orders transmitted to the Fund are segregated by time of receipt in order to prevent Share orders from being executed at a price based on a previously determined net asset value.

          2.13 The Company shall facilitate and cooperate with third-party audits arranged by the Fund or the Adviser to evaluate the effectiveness of its compliance controls.

          2.14 The Company shall provide the Fund's chief compliance officer with direct access to its compliance personnel.

          2.15 The Company shall promptly provide the Fund's chief compliance officer with special reports in the event of any compliance problems that arise with respect to the Funds.

ARTICLE III. SALES MATERIAL, PROSPECTUSES AND OTHER REPORTS

                 3.1 The Company acknowledges that the Funds monitor their trademark usage. The Funds and Adviser grant Company permission, during the term of this Agreement, to use trade names, trademarks and logotypes of Adviser or the Funds, subject to Adviser's or the Fund's oversight and control, as necessary in connection with production of sales literature or other promotional material that Company, may generate in connection with marketing the Contracts. Company will submit an example of each piece of sales literature or other promotional material in which the Fund or the Adviser or an affiliate is described, at least ten Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably object to such use within ten Business Days after receipt of such material.

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                 3.2.  The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in annual and semi-annual reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

                 3.3. The Fund shall provide the Company with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi-annual reports of each Fund (and no other fund), and any supplements or amendments to any of the foregoing, as the Company may reasonably request. If requested by the Company, the Fund shall provide such documents in the form of typeset electronic document files or other such electronic means and such other assistance as is reasonably necessary in order for the Company to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi-annual reports of each Fund (and no other fund), and any supplements or amendments to any of the foregoing. Such documents may be printed in combination with such documents of other fund companies' and/or such documents for the Contracts and/or may be delivered electronically. The decision of whether to distribute summary prospectuses or statutory prospectuses for a Fund is at the discretion of the Company.

                 3.4. The Fund or its designee will use commercially reasonable efforts to provide the Company 30 days notice of change for a Fund, including but not limited to, (a)

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   fund objective changes and (b) fund adviser or sub-adviser changes. The Fund or its designee will use commercially reasonable efforts to provide the Company 60 days notice of any change for a Fund, including but not limited to, (a) no-action or exemptive requests from the SEC, (b) fund name changes and/or (c) conditions or undertakings that affect the Company's rights or obligations hereunder. The Fund or its designee will use commercially reasonable efforts to provide the Company 90 days notice of changes for a Fund, including but not limited to, (a) anticipated fund mergers/substitutions and (b) fund liquidations. If the Fund does not provide the Company with 90 days notice (anticipated fund mergers/substitutions and fund liquidations only) the Company will use its best efforts to make the change at the date requested by the Fund. The Fund will reimburse the Company for all mutually agreed upon reasonable expenses for facilitating the changes and for notifying Contract owners of such changes, including any additional mutually agreed upon reasonable expenses incurred by the Company as a result of the Fund failing to provide the Company with the required notice. Notwithstanding anything to the contrary, the Fund will provide all registration statement supplements to the Company in hand no later than the date of filing such document with the Securities and Exchange Commission or thirty (30) days before the effective date thereof, whichever first occurs; time being of the essence. The Fund will provide the Company with updated shareholder reports no later than 30 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of Fund supplements to coordinate with other Company variable product supplements and the parties agree to work together in good faith to determine reimbursement for reasonable administrative costs and expenses incurred by the Company in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.

                 3.5. The Company assumes sole responsibility for ensuring that the Fund's prospectus, shareholder reports and communications are delivered to Contract owners in accordance with applicable federal and state securities laws, provided that the Fund provides the Company with the aforementioned documents timely.

                 3.6. In the event of a proxy solicitation, the Fund at its expense shall, with respect to the Contracts, mail the proxy materials to Contract Owners and tabulate the results. In order to assist the Fund in the process, the Company will provide to the Fund or its designated representative adequate electronic files so that the Fund may make proper solicitations of Contract Owners. The electronic files will be in a mutually acceptable format and will contain Contract Owner information, mailing information, and the numbers of share of each applicable Fund in which each Contract Owner has an interest on the record date.

                 3.7.  The Company shall:

                     (i) promptly provide the Fund the information necessary for the Fund (or its designee) to distribute proxy materials to Contract Owners.

                     (ii) vote Fund shares in accordance with instructions received from Contract owners; and

                     (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio(s) for which instructions have been received so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law.

          3.9. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Portfolio calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

ARTICLE IV. FEES AND EXPENSES

             4.1. The Fund and Adviser shall pay no fee or other compensation to the Company under this agreement, and the Company shall pay no fee or other compensation to the Fund or Adviser, except as provided herein.

             4.2. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, and the preparation of all statements and notices required by any federal or state law. Expenses associated with providing, printing, processing and distributing such documents shall be allocated in accordance with Schedule 3 attached hereto.

             4.3. In the event the Fund adds one or more additional Portfolios and the parties desire to make such Portfolios available to the respective Contract owners as an underlying investment medium, a new Schedule 2 or an amendment to this Agreement shall be executed by the parties authorizing the issuance of shares of the new Portfolios to the particular Accounts. The amendment may also provide for the sharing of expenses for the establishment of new Portfolios among Participating Insurance Companies desiring to invest in such Portfolios and the provision of funds as the initial investment in the new Portfolios.

ARTICLE V. POTENTIAL CONFLICTS

             5.1. The Trustees will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by participating insurance companies or by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Trustees shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

             5.2. The Company has reviewed a copy of the Mixed and Shared Funding Exemptive Order, and in particular, has reviewed the conditions to the requested relief set forth therein. The Company agrees to be bound by the responsibilities of a participating insurance company as set forth in the Mixed and Shared Funding Exemptive Order, including without limitation the requirement that the Company report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities in monitoring such conflicts under the Mixed and Shared Funding Exemptive Order, by providing the Trustees in a timely manner with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trustees whenever Contract owner voting instructions are disregarded and by confirming in writing, at the Fund's request, that the Company are unaware of any such potential or existing material irreconcilable conflicts.

             5.3. If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate accounts. The Company's obligations under this Section 5.3 shall not depend on whether other affected participating insurance companies fulfill a similar obligation.

             5.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision could conflict with the majority of Contract owner instructions, the Company may be required, at the Fund's election, to withdraw the Accounts' investment in the Fund and terminate this

   Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of the six month period the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

             5.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Accounts' investment in the Fund and terminate this Agreement within six months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund, subject to applicable regulatory limitation.

             5.6. For purposes of Sections 5.3 through 5.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 5.3 to establish a new funding medium for Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the particular Accounts' investment in the Fund and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

ARTICLE VI. APPLICABLE LAW

             6.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

             6.2. This Agreement shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934 and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemption from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith, provided however that the term "Registration Statement or Prospectus for the Variable Contracts" and terms of similar import shall include (i) any offering circular or similar document and sales literature or other promotional materials used to offer and/or sell the variable Contracts in compliance with the private offering exemption in the 1933 Act and applicable federal and state laws and regulations, and (ii) the term "Registration Statement" and "Prospectus" as defined in the 1933 Act.

ARTICLE VII. TERMINATION

             7.1.   This Agreement shall terminate:

               (a) at the option of any party upon six month's advance written notice to the other parties;

               (b) at the option of the Company to the extent that shares of Portfolios are not reasonably available to meet the requirements of its Contracts or are not appropriate funding vehicles for the Contracts, as determined by the Company reasonably and in good faith. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished by the Company;

               (c)     as provided in Article V;

               (d) at the option of the Fund or the Adviser upon institution of formal proceedings against the Company (or its parent) by the NASD, the SEC, the insurance commission of any state or any other regulatory body having jurisdiction over that party, which would have a material adverse effect on the Company's ability to perform its obligations under this Agreement;

               (e) at the option of the Company upon institution of formal proceedings against the Fund or the Adviser (or its parent) by the NASD, the SEC, or any state securities or insurance department or any other regulatory body having jurisdiction over that party, which would have a material adverse effect on the Adviser's or the Fund's ability to perform its obligations under this Agreement;

               (f) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares have been selected to serve as the underlying investment media. The Company will give 45 days prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares;

               (g) at the option of the Company or the Fund upon a determination by a majority of the Trustees, or a majority of the disinterested Trustees, that an irreconcilable material conflict exists among the interests of
(i) all Contract owners of variable insurance products of all separate accounts or (ii) the interests of the Participating Insurance Companies investing in the Fund as delineated in Article VII of this Agreement;

               (h) at the option of the Company if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify;

               (i) at the option of the Company if the Fund fails to meet the diversification requirements specified in Section 2.6 hereof or if the Company reasonably believes that the Fund will fail to meet such requirements;

               (j) at the option of any party to this Agreement, upon another party's failure to cure a material breach of any provision of this Agreement within thirty days after written notice thereof;

               (k) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company;

               (l) at the option of the Fund or the Adviser, if the Fund or Adviser respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser;

               (m) subject to the Fund's compliance with Section 2.6 hereof, at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable requirements of federal and/or state law; or

               (n) by mutual written agreement of the parties to this Agreement.

        7.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 7.1(a) may be exercised for cause or for no cause.

        7.3    Effect of Termination.

               (a) Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund for up to six months following termination, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Fund shares is proscribed by law, regulation or applicable regulatory body. After such six month period from termination of this Agreement, for all Existing Contracts, the owners of the Existing Contracts may be permitted to hold, or redeem investments in the Fund. .

               (c)     In addition to the foregoing, Article VIII
Indemnification shall survive any termination of this Agreement for events occurring prior to termination.

ARTICLE VIII.     INDEMNIFICATION

             8.1.     INDEMNIFICATION BY THE COMPANY

               (a) The Company agrees to indemnify and hold harmless the Fund and the Adviser, each member of their Board of Trustees or Board of Directors, each of their officers, employees and agents, and each person, if any, who controls the Fund within the meaning of

Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, fine, liability or expense and reasonable external legal counsel fees incurred in connection therewith (collectively, "Losses")), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                            (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances which they were made; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Adviser for use in the registration statement, prospectus or SAI for the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                            (ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or disposition of the Contracts or Fund shares, provided any such statement or representation or such wrongful conduct was not made in reliance
                                   upon   and in conformity with information
                                   furnished in writing, via fax or via
                                   electronic means, to the Company by or on behalf of the Adviser or the Fund; or

                            (iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, SAI or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing, via fax or via electronic means, to the Fund or the Adviser by or on behalf of the Company or persons under its control;

                            (iv) arise out of or result from any material breach of this Agreement by the Company;

                            (v) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

                            (vi) arise out of or result from a Contract failing to be considered a life insurance policy or an annuity Contract, whichever is appropriate, under applicable provisions of the Code thereby depriving the Fund of its compliance with Section 817(h) of the Code, unless such failure is due to the failure of the Fund or any of the other investment companies currently available as funding vehicles for the Contracts to invest the assets of any portfolio in such a manner as to ensure that the Contracts will be treated as annuity, endowment, or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions).

except to the extent provided in Sections 8.1(b) and 8.3 hereof. This indemnification shall be in addition to any liability which the Company may otherwise have.

               (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

             8.2.     INDEMNIFICATION BY ADVISER AND FUND

               (a)(1) The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation expenses (including any Losses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                            (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing, via fax or via electronic means, to the Adviser or the Fund by or on behalf of the Company for use in the Fund registration statement, prospectus or SAI, or sales literature or other promotional material for the Contracts or of the Fund; or

                            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract registration statement, the Contract prospectus, SAI, or sales literature or other promotional material for the Contracts not supplied by the Adviser or the Fund or persons under the control of the Adviser or the Fund respectively) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts, provided any such statement or representation or such wrongful conduct was not made in reliance upon and in conformity with information furnished in writing, via fax or via electronic means, to the Adviser or the Fund by or on behalf of the Company; or

                            (iii)  arise out of any untrue statement or
                                   allegedly untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing, via fax or via electronic means, to the Company by or on behalf of the Fund or persons under the control of the Adviser; or

                            (iv) arise out of or result from any material breach of this Agreement by the Adviser.

except to the extent provided in Sections 8.2(b) and 8.3 hereof. This indemnification shall be in addition to any liability which the Adviser may otherwise have.

               (a)(2) The Fund agrees to indemnify and hold harmless the Indemnified Parties against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation expenses (including Losses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Fund or the sale or acquisition of the Fund's shares and:

                            (i) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact or (b) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, if such fact, statement or omission is contained in the registration statement for the Fund or the Contracts, or in the prospectus or SAI for the Contracts or the Fund, or in any amendment to any of the foregoing, or in sales literature or other promotional material for the Contracts or of the Fund, provided, however, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement, fact or omission or such alleged statement, fact or omission was made in reliance upon and in conformity with information furnished in writing, via fax or via electronic means, to the Adviser or the Fund by or on behalf of the Indemnified Party; or

                            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract registration statement, the Contract prospectus, SAI, or sales literature or other promotional material for the Contracts not supplied by the Adviser or the Fund or persons under the control of the Adviser or the Fund respectively) or wrongful conduct of the Fund or persons under its control with respect to the sale or distribution of Contracts, provided any such statement or representation or such wrongful conduct was not made in reliance upon and in conformity with information furnished in writing, via fax or via electronic means, to the Adviser or the Fund by or on behalf of the Company; or

                            (iii) arise out of or result from any material breach of this Agreement by the Fund (including a failure to comply with the diversification requirements specified in
                                   Section 2.6 of this Agreement).

except to the extent provided in Section 8.2(b) and 8.3 hereof. This indemnification shall be in addition to any liability which the Fund may otherwise have.

                    (b) The Fund and Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

             8.3.     INDEMNIFICATION PROCEDURE

          Any person obligated to provide indemnification under this Article VIII ("indemnifying party" for the purpose of this Section 8.3) shall not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("indemnified party" for the purpose of this Section 8.3) unless such indemnified party shall have promptly notified the indemnifying party in writing after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified party (or after such party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought under the indemnification provisions of this
Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of failure to give such notice. In case any such action is brought against the indemnified party, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof. The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. NOTICES

          Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify to the other party.

          If to the Fund:

               Oppenheimer Variable Account Funds
               6803 South Tucson Way
               Centennial, CO 80112
               Attn: General Counsel

               WITH A COPY TO:
               Oppenheimer Variable Account Funds
               Two World Financial Center
               225 Liberty Street, 11th Floor
               New York, NY 10080
               Attn.: Director of Variable Accounts

          If to the Adviser:

               OppenheimerFunds, Inc.
               6803 South Tucson Way
               Centennial, CO 80112
               Attn: General Counsel

               WITH A COPY TO:
               Oppenheimer Variable Account Funds
               Two World Financial Center
               225 Liberty Street, 11th Floor
               New York, NY 10080
               Attn.: Director of Variable Accounts

          If to the Company:

               Forethought Life Insurance Company
               300 North Meridien Street, Suite 1800
               Indianapolis, IN 46204
               Attn: Eric Todd, EVP, Chief Investment Officer

ARTICLE X. MISCELLANEOUS

             10.1. The Company represents and warrants that any Contracts eligible to purchase shares of the Fund and offered and/or sold in private placements will comply in all material respects with the exemptions from the registration requirements of the 1933 Act and applicable federal and state laws and regulations.

             10.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by (i) this Agreement and (ii) by Title V, Subtitle A of the Gramm-Leach-Bliley Act and by regulations adopted thereunder by regulators having jurisdiction over the parties hereto, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

             10.3 Each party will treat as confidential any and all "Nonpublic Personal Financial Information," Contract holder information and all information reasonably expected to be treated as confidential (collectively, "Confidential Information") and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of the Company including customer lists, names, addresses, account numbers and any other data provided by customers to the Company in connection with the purchase or maintenance of a product or service that is not Publicly Available.

          Any information shall not be deemed confidential if (A) it was already in the possession of the non-disclosing party prior to being furnished by the disclosing party, (B) it was publicly available prior to being disclosed or thereafter became publicly available, or (C) it was independently developed by the non-disclosing party without the use of any information from the disclosing party. The Fund and its affiliates agree that it and they shall not use the information received pursuant to this Agreement, including any Confidential Information, for marketing or solicitation purposes.

             10.3. Each party shall treat as confidential all information of the other party which the parties agree in writing is confidential ("Confidential Information"). Except as permitted by this Agreement or as required by appropriate governmental authority (including, without limitation, the SEC, the NASD, or state securities and insurance regulators) the receiving party shall not disclose or use Confidential Information of the other party before it enters the public domain, without the express written consent of the party providing the Confidential Information.

             10.4. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

             10.5. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

             10.6. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

             10.7. The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Trustee, director, officer, agent or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

             10.8. The parties to this Agreement agree that the assets and liabilities of each Portfolio of the Fund are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.

             10.9. Each party hereto shall cooperate with, and promptly notify each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

             10.10. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

             10.11. It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

             10.12. The Company and the Adviser each understand and agree that the obligations of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund with respect to the Portfolio and the Portfolio's property; the Company and the Adviser each represent that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming Trustee and shareholder liability for acts or obligations of the Fund.

             10.13. This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

             10.14. This Agreement sets forth the entire agreement between the parties and supercedes all prior communications, agreements and understandings, oral or written, between the parties regarding the subject matter hereof.

             10.15 The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.

             10.16 Any party shall be excused from performance under this Agreement and shall have no liability to any other party hereof or any third person for any period that it is prevented, hindered or unable to perform any of our obligations, in whole or in part, as a result of acts of God, strikes, terrorist activities, power outages (including so-called brown outs), or other causes beyond its reasonable control; and such non-performance shall not be a default under this Agreement, for as long as such circumstances prevail, provided that each party uses commercially reasonable efforts to recommence performance as soon as practicable.

             10.17 The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

        IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized officers to execute this Agreement.

                                   FORETHOUGHT LIFE INSURANCE COMPANY

                                   By:
                                         ---------------------------------------

                                   Name:
                                         ---------------------------------------

                                   Title:
                                         ---------------------------------------

                                   Date:
                                         ---------------------------------------

                                   FORETHOUGHT DISTRIBUTORS, LLC.

                                   By:
                                         ---------------------------------------

                                   Name:
                                         ---------------------------------------

                                   Title:
                                         ---------------------------------------

                                   Date:
                                         ---------------------------------------

                                   OPPENHEIMER VARIABLE ACCOUNT FUND

                                   By:
                                         ---------------------------------------

                                   Name:
                                         ---------------------------------------

                                   Title:
                                         ---------------------------------------

                                   Date:
                                         ---------------------------------------

                                   OPPENHEIMERFUNDS, INC.

                                   By:
                                         ---------------------------------------

                                   Name:
                                         ---------------------------------------

                                   Title:
                                         ---------------------------------------

                                   Date:
                                         ---------------------------------------

                                   SCHEDULE 1

The Portfolios will be available for any Contract or separate account sponsored by Company.

                                   SCHEDULE 2

The Fund agrees to make available all the Portfolios of Oppenheimer Variable Account Funds, Portfolios include both service class and non-service class shares.

                                   SCHEDULE 3

                             ALLOCATION OF EXPENSES

           ITEM                                  PAID BY THE COMPANY                            PAID BY THE FUND
-------------------------------   -------------------------------------------------   -------------------------------------
Registration Statements           Preparing and filing the Separate Account's         Preparing and filing the Fund's
                                  registration statement                              registration statement

Prospectuses, Supplements, and    Text composition and alterations for Separate       Text composition and alterations for
Statements of Additional          Account prospectus, supplements and statements      Fund prospectuses, supplements and
Information                       of additional information                           statements of additional information

                                  Printing, processing, mailing and distributing      Printing, processing, mailing and
                                  or electronically delivering of Separate Account    distributing and/or electronically
                                  prospectuses, supplements and statements of         delivering of Fund prospectuses,
                                  additional information to new and existing          supplements and statements of
                                  Contract owners as required by applicable law       additional information for use with
                                                                                      Contract owners, including Contract
                                  Printing, processing, mailing and distributing      owners making an initial investment in
                                  Separate Account and Series prospectuses,           a Fund, as required by applicable law
                                  supplements and statements of additional            (1)
                                  information for use with prospective Contract
                                  owners

Documents and Communications                                                          Printing, processing, mailing and
related fund to changes                                                               distributing or electronically
                                                                                      delivering Series and Separate Account
                                                                                      supplements and other communications
                                                                                      related to fund substitutions, fund
                                                                                      closings, fund mergers and other
                                                                                      similar fund transactions(1)

Annual and Semi-Annual Reports    Text composition of annual and semi-annual          Text composition of annual and
                                  reports of the Separate Account                     semi-annual reports of the Fund

                                  Printing, processing, mailing, and distributing     Printing, processing, mailing, and
                                  or electronically delivering annual and             distributing or electronically
                                  semi-annual reports of the Separate Account to      delivering annual and semi-annual
                                  Contract owners                                     reports of the Fund to Contract
                                                                                      owners(1)

Proxies                           Text composition, printing, processing, mailing,    Text composition, printing,
                                  distributing or electronically delivering and       processing, mailing, distributing or
                                  tabulation of proxy statements and voting           electronically delivering and
                                  instruction solicitation materials to Contract      tabulation of proxy statements and
                                  owners with respect to proxies sponsored by the     voting instruction solicitation
                                  Separate Accounts                                   materials to Contract owners with
                                                                                      respect to proxies sponsored by a
                                                                                      Fund(1)

----------
(1) The Company may request that the Fund provide typeset electronic document files of such documents for use with Contract owners. The Company may choose to print the Funds' prospectus(es), statement of additional information, and semi-annual and annual reports, or any of such documents, in combination with such documents of other fund companies; or may utilize electronic delivery for such fund documents. In this case, the Fund's share of the total expense for printing, processing, mailing, and distribution of the combined materials or of electronic delivery of such materials shall be allocated based upon the Fund's share of the total costs determined according to the number of pages of the Fund's relative portions of the documents.